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                                                                     EXHIBIT 5.1
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                                            New York, New York
                                            June 17, 1996


   ICG Communications, Inc.
   9605 E. Maroon Circle
   P.O. Box 6742
   Englewood, Colorado 80112-6742

        Re:  ICG Communications, Inc.;
             Registration Statement on Form S-4 (File No. 333-4226)

   Ladies and Gentlemen:

             We have acted as counsel to ICG Communications, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4, File No. 333-4226 (the Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 38,989,856 shares of Common Stock, $.01 par value per share (the "Shares"), of the Registrant issuable in connection with the proposed Arrangement to be effected by the Registrant with IntelCom Group Inc., a Canadian federal corporation ("IntelCom"), and IntelCom's shareholders (the "Arrangement").

             In connection with the proposed offering and the Arrangement, we have examined the Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant, and the Registration Statement. We have also made such inquiries and have examined originals, certified copies or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

             Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued pursuant to the Arrangement as provided for in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Registrant.
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             We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
   Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 REID & PRIEST LLP